Exhibit 11



Hadron, Inc.
Earnings per Share Computation


                                        Three Months Ended
                                           September 30,
                                      1997               1996
                                  ---------           ----------
Net income                         $172,700            $14,300

Add:
  Interest expense savings
  assuming repayment of
  debt from excess proceeds
  of exercise of stock options
  under treasury stock method
  assuming 20% of outstanding
  shares limitation                   2,300
                                  ---------          -----------
                                   $175,000            $14,300
                                  ---------          -----------

Weighted average shares:

  Shares outstanding              1,686,685          1,503,685

  Common stock equivalents          998,163
                                  ---------          -----------

                                  2,684,848           1,503,685


Earnings per share                 $175,000 = $ .07     $14,300 = $ .01
                                  ---------   =====   ----------- =====
                                  2,684,848           1,503,685

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